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                                 EXHIBIT 21.1


                 SUBSIDIARY OF DECATUR FIRST BANK GROUP, INC.


                              DECATUR FIRST BANK,
               ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA